United States
                 Securities and Exchange Commission
                       Washington D.C. 20549

                             Form 8-K

                          Current Report
                 Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


         Date of Report(Date of the earliest event reported)


                            May 8, 2006
                            ___________


                           THE STEPHAN CO.
        (Exact name of registrant as specified in its charter)


     Florida                1-4436                59-676812
 (State or other       (Commission File       (I.R.S. Employer
 jurisdiction of           Number)         Identification Number)
  incorporation)

                1850 W. McNab Road
             Fort Lauderdale, Florida                    33309
    (Address of principal executive offices)           (Zip Code)

                          (954) 971-0600
        (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
 _
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 _
|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange
     Act (17 CFR 240.14a-12)
 _
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 _
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))








ITEM 3.01  Notice of Delisting or Failure to Satisfy a Continued
Listing Rule or Standard; Transfer of Listing.

     On April 18, 2006, the Registrant received a notification letter from the American Stock Exchange ("AMEX") that the failure to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 ("10-K"), as required by Sections 134 and 1101 of the AMEX Company Guide, is a material violation of its continued listing agreement with AMEX. Pursuant to Section 1003(d) of the AMEX Company Guide, the Company is subject to suspension of trading and possibly, delisting.

     In order to maintain its listing, the Company submitted a plan by May 2, 2006, advising the AMEX that the Company intended to file its 10-K shortly, which would bring the Company into compliance with the above-mentioned Sections 134 and 1101 by June 16, 2006.

     On May 5, 2006, the Company filed its 10-K and on May 8, 2006 the Company received a letter from the AMEX indicating that the Company has resolved the continued listing deficiency referenced in the above mentioned letter of April 18, 2006.


ITEM 7.01.  Regulation FD Disclosure.

     On May 9, 2006, the Company issued a press release announcing the resolution of the continued listing deficiency indicated in the April 18, 2006 Delinquency letter from AMEX. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.


ITEM 9.01.  Financial Statements and Exhibits.

(c)  Exhibits:

Exhibit
Number      Description

99.1        The Stephan Co. Press Release dated May 9, 2006














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                           SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




The Stephan Co.

By:


/s/ David Spiegel
__________________________
David Spiegel
Chief Financial Officer
May 10, 2006

























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